Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

I-ON Digital Corp.

1244 N Stone Street, Unit #3

Chicago, IL 60610

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 17, 2026, relating to the consolidated financial statements of I-ON Digital Corp. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

September 17, 2026